Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (the “Agreement”) dated as of the 6th day of March 2022 (the “Effective Date”), is being entered into by and among, Powerdyne International, Inc. a Delaware corporation (the “Buyer”), and James F. O’Rourke, an individual, (the “Seller”) (Buyer and Seller are referred to collectively herein as the “Parties”), with reference to the following matters:

RECITALS

WHEREAS. the Parties wish to enter into this Agreement to set forth the terms and conditions upon which the Seller will sell to Buyer One Hundred Percent (100%) membership interests of Creative Motion Technology, LLC, a Massachusetts limited liability company, (the “Company”) (the “Membership Interests”), owned of record and beneficially by the Seller to the Buyer and the Buyer will purchase the Membership Interests from the Seller. The Membership Interests represent 100% of the issued and outstanding membership interests of the Company.

AGREEMENT

NOW THEREFORE, in consideration of the mutual promises, covenants and representations contained herein, the parties herewith agree as follows:

ARTICLE I

SALE AND PURCHASE OF THE MEMBERSHIP INTERESTS

1.01 Sale. Subject to the terms and conditions of this Agreement, the Seller agrees to sell the Membership Interests, and the Buyer shall purchase the Membership Interests, for a total of $1,500,000, (the “Purchase Price”) payable by the issuance of Two Million (“2,000,000”) shares of the Buyer’s Series A Preferred Stock (the “Exchange Shares”). This is a private transaction between the Seller and Buyer.

1.2 Exchange of Certificates. Seller shall sell, transfer and assign to Buyer, and Buyer shall purchase from Seller, all of Seller’s right, title and interest in and to the Membership Interests, free and clear of any mortgage, pledge, lien, charge, security interest, claim or other encumbrance and Seller shall receive in exchange a certificate or certificates representing the 2,000,000 shares of Buyers Series A Preferred Stock. The transfer of the Company’s Membership Interests by the Seller shall be affected by the delivery to Buyer at the Closing of certificates representing the transferred Membership Interests endorsed in blank or accompanied by security powers executed in blank. Simultaneously, the Buyer shall issue and deliver the Exchange Shares in the name of the Seller, to the Seller.

1.3 Further Assurances. At the Closing and from time to time thereafter, the Seller shall execute such additional instruments and take such other action as Buyer may request in order more effectively to sell, transfer, and assign the transferred the Membership Interests to Buyer and to confirm Buyer’s title thereto.

1.4. Closing. The Closing contemplated herein shall be held on or before March 6th, 2022, at the principal offices of Buyer, unless another place or time is agreed upon by the parties without requiring the meeting of the parties hereof. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered, and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. The date of Closing may be accelerated, delayed, or extended by agreement of the parties.

Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this Agreement, or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission or original signature.

ARTICLE II

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE SELLER

The Seller, represents and warrants to and covenants with the Buyer that as of the date of this Agreement and as of the date of the Closing:

2.01 Organization. The Company is a Massachusetts limited liability company duly organized, validly existing, and in good standing under the laws of that state, has all necessary corporate powers to own properties and carry on a business, and is duly qualified to do business and is in good standing in the State of Massachusetts, and elsewhere (if required). All actions taken by the organizers, officers/managers and/or members of the Company have been valid and in accordance with the laws of the state of Massachusetts.

2.02 Authorization; Enforcement; Validity. The Seller has all requisite power, authority, and legal capacity to enter into and perform their obligations under this Agreement and any other agreements that may be entered into by the Seller in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”). This Agreement and all the other Transaction Documents have been duly executed and delivered by the Seller and constitute the legal, valid and binding obligations of the Seller, enforceable against the Seller in accordance with her respective terms.

2.03 Capitalization.

(a) The authorized capital of the Company consists of 100% Membership Interests, of which 100% Membership Interests are issued and outstanding, all outstanding Membership Interests are fully paid and non-assessable, free of liens, encumbrances, options, restrictions and legal or equitable rights of others not a party to this Agreement. At the Closing, there will be no outstanding subscriptions, options, rights, warrants, convertible securities, or other agreements or commitments obligating the Company to issue or to transfer from treasury any additional Membership Interests of its capital stock.

(b) None of the outstanding Membership Interests are subject to any restriction agreements or the beneficiary of any agreement requiring the Company to register Membership Interests under the Securities Act of 1933, as amended (the “Securities Act”). There is only one member of record of the Company. All such members have valid title to the Membership Interests and acquired their Membership Interests in a lawful transaction and in accordance with Massachusetts corporate law, the Securities Act and applicable state securities laws based upon of their respective states of residence.

2.04 Subsidiaries. The Company has no subsidiaries. The Company does not own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership, or similar arrangement.

2.05 Liabilities. The Company shall not, as of the Closing, have any debt, liability, or obligation of any nature, other than such liabilities that appear on its December 31, 2021, Balance Sheet, which has been delivered to the Buyer, whether accrued, absolute, contingent, or otherwise, at the Closing unless otherwise agreed to by the Parties in writing.

2.06 Litigation. To the best knowledge of the Seller, neither the Seller nor the Company is a party to any direct and/or indirect litigation, arbitration and/or other proceedings and the Seller is not aware of any pending, threatened or asserted claims, lawsuits or contingencies involving the Seller and/or the Company or any of their respective assets, including without limitation, in the case of the Seller, the Membership Interests. There is no dispute of any kind between the Seller and/or the Company and any third party. Neither the Seller nor the Company is a party to any suit, action, arbitration, or legal administrative or other proceeding, or pending governmental investigation. To the best knowledge of the Seller, there is no basis for any such action or proceeding and no such action or proceeding is threatened against the Seller and/or the Company. Neither the Seller nor the Company is party to or in default with respect to any order, writ, injunction, or decree of any federal, state, local, or foreign court, department, agency, or instrumentality.

2.07 Tax Returns. To the best knowledge of Seller, the Company has filed all state and federal tax returns required to be filed by it through the date hereof in the United States. As of Closing, there shall be no taxes of any kind due or owing for the years of 2021 and before.

2.8 No Conflicts. The execution and delivery of this Agreement and the other Transaction Documents by the Seller and the performance by the Seller of her obligations hereunder and thereunder will not cause, constitute, or conflict with or result in (a) any breach or violation or any of the provisions of or constitute a default under any license, indenture, mortgage, charter, instrument, articles of incorporation, bylaw, or other agreement or instrument to which the Seller, the Company or the directors and officers of the Company are a party, or by which they or their respective assets may be bound, nor will any consents or authorizations of any party other than those hereto be required, (b) an event that would cause Seller and/or the Company to be liable to any third party; or (c) an event that would result in the creation or imposition of any lien, charge, or encumbrance on any asset of the Company or upon the Membership Interests.

2.9 Contracts, Leases and Assets. Other than as set forth on Schedule 2.9, attached to this Agreement, to the best knowledge of Seller, the Company is not a party to any contract, agreement or lease (unless such contract, agreement or lease has been assigned to and assumed by another party and the Company has been released from its obligations thereunder) and no person holds a power of attorney from the Company or from the Seller.

2.10 Compliance with Laws. To the best knowledge of Seller, the Company has complied in all material respects, with, and is not in violation of any, federal, state, or local statute, law, and/or regulation in the United States. The Company has complied with all federal and applicable state securities laws in connection with the offer, sale, and distribution of its securities both in the United States. The Membership Interests being sold by the Seller to the Buyer hereunder are being sold in a private transaction between the Sellers and the Buyer exempt from the registration requirements of the Securities Act by reason of the so-called “Section 4(2) exemption” under of the Securities Act.

2.11 Conduct of Business. Prior to the Closing the Company shall conduct its business in the normal course, and shall not (without the prior written approval of Buyer): (a) sell, pledge, or assign any assets; (b) Certificate of Organization or Operating Agreement; (c) declare dividends, redeem or sell membership interests or other securities; (d) incur any liabilities, except in the normal course of business, which liabilities will be paid, cancelled or forgiven at or prior to Closing; (e) acquire or dispose of any assets, enter into any contract, guarantee obligations of any third party; (f) enter into any other transaction; or (g) enter into an agreement to do any of the foregoing.

2.12 Corporate Documents. Each of the following documents, which shall be true, complete, and correct in all material respects, to the extent in the possession of Seller, will be submitted on or before the Closing:

(a) Certificate of Organization and all amendments thereto.

(b) Operating Agreement and all amendments thereto.

(c) Minutes and Consents of the Managers.

(d) Minutes and Consents of members, if required.

(e) List of Managers and officers.

(f) Certificate of Good Standing from the Secretary of State of Massachusetts.

(g) Copies of agreements relating to all debt and liabilities that were cancelled, paid, or forgiven.

All minutes, consents or other documents pertaining to the Company to be delivered at or before the Closing pursuant to this Section 2.12 shall be valid and in accordance with the laws of Massachusetts.

2.13 Title. The Seller has good and marketable title to all of the Membership Interests being sold by her to the Buyer pursuant to this Agreement, and upon payment of the Purchase Price therefore, Buyer will receive good and marketable title to the Membership Interests subject only to such liens thereon as may be created by Buyer. The Membership Interests will be, at the Closing, free and clear of all liens, security interests, pledges, charges, claims, encumbrances, and restrictions of any kind, except for restrictions on transfer imposed by federal and state securities laws. None of the Membership Interests are or will be subject to any voting trust or agreement. No person holds or has the right to receive any proxy or similar instrument with respect to such Membership Interests. Except as provided in this Agreement, the Seller is not a party to any agreement, which offers or grants to any person the right to purchase or acquire any of the Membership Interests. There is no applicable local, state or federal law, rule, regulation, or decree which would, as a result of the purchase of the Membership Interests by Buyer (and/or assigns) impair, restrict or delay voting rights with respect to the Membership Interests.

2.14 Material Changes; Undisclosed Events, Liabilities or Developments. Since the December 31, 2021 financial statements (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company’s financial statements (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its members or purchased, redeemed or made any agreements to purchase or redeem any membership interests of its capital and (v) the Company has not issued any equity securities to any officer, director or Affiliate.

2.15 Compliance. Neither the Company nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company or any Subsidiary under), nor has the Company or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree, or order of any court, arbitrator or other governmental authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any governmental authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not have or reasonably be expected to result in a Material Adverse Effect.

2.16 Regulatory Permits. The Company possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its businesses, except where the failure to possess such permits could not reasonably be expected to result in a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any Material Permit.

2.17 Transactions with Affiliates and Employees. Except as set forth on Schedule 2.17, none of the officers or managers of the Company is presently a party to any transaction with the Company, including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer or manager or, to the knowledge of the Company, any entity in which any officer or manager has a substantial interest or is an officer, manager, director, trustee, stockholder, member or partner, in each case in excess of $50,000 other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.

2.18 Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company or Seller to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank, or other Person with respect to the transactions contemplated by this Agreement. The Buyer shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section that may be due in connection with the transactions contemplated by this Agreement.

2.19. Private Placement. Assuming the accuracy of the Buyer’s representations and warranties set forth in Section 3.04, no registration under the Securities Act is required for the offer and sale of the Membership Interests by the Company to the Buyer as contemplated hereby. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the Trading Market.

2.20 Transfer of Membership Interests. The Seller will have the responsibility for sending all certificates representing the Membership Interests being purchased, along with the proper Stock Powers, to the Buyer at Closing.

ARTICLE III

REPRESENTATIONS, COVENANTS, AND WARRANTIES OF THE BUYER

As an inducement to, and to obtain the reliance of the Seller in connection with its sale of the Membership Interests, Buyer represents and warrants as follows:

3.01 Standing and Authority of Buyer. Buyer has all requisite power and authority to execute and deliver this Agreement, to perform Buyer’s obligations hereunder and to consummate the transactions contemplated hereby.

3.02 Execution and Delivery; No Conflict.

(a) This Agreement has been duly executed and delivered by Buyer and constitute the valid and binding obligation of Buyer, enforceable against Buyer in accordance with the terms herein, except as the same may be limited by: (i) bankruptcy, insolvency, reorganization, moratorium, or other laws affecting generally the enforcement of creditors’ rights; (ii) equitable principles; and (iii) public policies with respect to the enforcement of indemnification agreements.

(b) The execution, delivery and performance of this Agreement by Buyer and the consummation of the transactions contemplated hereby: (i) have been duly and validly authorized by all necessary action on the part of Buyer; and (ii) are not prohibited by, do not violate any provision of, and will not result in the breach of or accelerate or permit the acceleration of, the performance required by the terms of any applicable law, rule regulation, judgment, decree, order, or other requirement of any governmental body or any court, authority, department, commission, board, bureau, agency, or instrumentality of either thereof in a manner which would have a material adverse effect on the Buyer, or any material contract, indenture, agreement or commitment, to which the Buyer is a party or bound.

3.03 Consents and Approvals. The execution, delivery, and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby do not require the Buyer to obtain any consent, approval or action of, or give any notice to, any corporation, person, firm, or judicial authority except: (i) such as have been duly obtained or made, as the case may be, and are in full force and effect on the date hereof; and (ii) those which the failure to obtain would have no material adverse effect on the transactions contemplated hereby.

3.04 Securities Representations. Buyer understands and agrees that the consummation of this Agreement including the transfer of the Membership Interests as contemplated hereby, constitutes the offer and sale of securities under the Securities Act. Buyer agrees that such transactions shall be consummated in reliance on exemptions from the registration and prospectus delivery requirements of such statutes which depend, among other items, on the circumstances under which such securities are acquired. Buyer understands that the Membership Interests have not been registered under the Securities Act and must be held indefinitely without any transfer, sale, or other disposition unless such Membership Interests are subsequently registered under the Securities Act or registration is not required under the Securities Act in reliance on an available exemption. Buyer further understands that Seller is considered an “affiliate” of the Company, and all Membership Interests purchased from Seller will be treated as if purchased from the Company directly and must be held for a minimum of six months under Rule 144 prior to resale, if any. The Membership Interests to be acquired by the Buyer under the terms of this Agreement will be acquired for the Buyer’s own account, for investment, and not with the present intention of resale or distribution of all or any part of the securities. Buyer agrees that it will refrain from transferring or otherwise disposing of any of the Membership Interests or any interest therein, in such manner as to violate the Securities Act or any applicable state securities law regulating the disposition thereof. Buyer is an “accredited investor” within the meaning of Regulation D promulgated under the Securities Act and has adequate means for providing for its current needs and possible personal contingencies and has no need now and anticipates no need in the foreseeable future to sell the Membership Interests which Buyer is purchasing hereby. Buyer understands that the Membership Interests being sold pursuant to this Agreement are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state securities laws and that the Seller is relying upon the truth and accuracy of Buyer’s representations, warranties, agreements, and understandings set forth herein to determine Buyer’s suitability to acquire the Membership Interests.

3.05 Disclosure Information. Buyer has received all the information Buyer considers necessary or appropriate for deciding whether or not to purchase the Membership Interests. Buyer further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the Membership Interests, the Company, their financial information, and business. The foregoing, however, does not limit or modify the representations and warranties of the Seller in Article 2 of this Agreement or the right of Buyer to rely thereon.

3.06 Investment Experience. Buyer is an investor in securities of companies similar to the Company and acknowledges that it is able to fend for himself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Membership Interests.

3.07 Knowledge of the Company. Buyer is aware, through its own extensive due diligence of all material information respecting the past, present and proposed business operations of the Company, including, but not limited to, their technology, management, financial position, and otherwise; understands that there is no “established trading market” for any of the Membership Interests, that the Company is uncertain, at this time, whether there will be any future “established trading market” for any of the Membership Interests; and that the purchase price being paid for the Membership Interests bears no relationship to assets, book value or other established criteria of value. Buyer has conducted its own investigation of the risks and merits of investments in the Company, and to the extent desired, including, but not limited to a review of the Company’s books and records, and Buyer has had the opportunity to discuss this documentation with the directors and executive officers of the Company; to ask questions of these directors and executive officers; and that to the extent requested, all such questions have been answered to its satisfaction.

3.08 Transfer Restrictions. The Buyer agrees that the Membership Interests being acquired pursuant to this Agreement may be sold, pledged, assigned, hypothecated, or otherwise transferred, with or without consideration (a “Transfer”) only pursuant to an effective registration statement under the Securities Act or pursuant to an exemption from registration under Securities Act.

3.09 Investment Intent. The Buyer is acquiring the Membership Interests for its own account for investment, and not with a view toward distribution thereof.

3.10 No Advertisement. The Buyer acknowledges that the Membership Interests have been offered to the Buyer in direct communication between the Buyer and the Sellers, and not through any advertisement of any kind.

3.11 Knowledge and Experience. The Buyer acknowledges it has been encouraged to seek its own legal and financial counsel to assist in evaluating this purchase. The Buyer acknowledges that the Seller has given the Buyer and its attorneys and advisors access to all information relating to the Company’s business that the Buyer has requested. The Buyer acknowledges that it has sufficient business and financial experience and knowledge concerning the affairs and conditions of the Company in order to make a reasoned decision as to this purchase of the Membership Interests and is capable of evaluating the merits and risks of such purchase.

3.12 Restrictions on Transferability.

(a) The Buyer is aware of the restrictions on transferability of the Membership Interests and further understands that some or all the certificates may bear a legend similar to the following:

THESE SECURITIES HAV NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), IN RELIANCE UPON THE EXEMPTION FROM REGISTRATION PROVIDED IN SECTIONS 4(a) (1) AND 4(a) (2) AND/OR REGULATION D UNDER THE SECURITIES ACT. AS SUCH, THE PURCHASE OF THESE SECURITIES WAS MADE WITH THE INTENT OF INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION THEREOF. THEREFORE, ANY SUBSEQUENT TRANSFER OF THESE SECURITIES OR ANY INTEREST THEREIN WILL BE UNLAWFUL UNLESS THEY ARE REGISTERED UNDER THE SECURITIES ACT OR UNLESS AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

(b) The Buyer understands that the Membership Interests may only be disposed of pursuant to either (i) an effective registration statement under the Securities Act, or (ii) an exemption from the registration requirements of the Securities Act.

(c) Neither the Company nor the Seller have filed such a registration statement with the SEC or any state authorities nor agreed to do so, nor contemplates doing so in the future for the Membership Interests or any other securities of the Company, and in the absence of such a registration statement or exemption, the Buyer may have to hold the Membership Interests indefinitely and may be unable to liquidate them in case of an emergency.

3.13 Future Business of the Company. The Buyer represents that after the Closing; the Buyer will either carry on the existing business of the Company or enter into a new business.

ARTICLE IV

CLOSING DELIVERIES

4.01 Closing Deliveries. At least 48 hours prior to Closing (or such shorter period as may be agreed to by the Parties in writing), the Parties shall have made the following deliveries to each other:

(a) By the Seller:

(i)	The documents set forth in Section 2.12 of this Agreement.

(ii)	Membership Interests certificate or certificates, along with stock powers, representing 100% Membership Interests, endorsed in the name of Buyer, or left blank, and such corporate authorizations as may be required.

(iii)	the resignation of all managers and/or officers of the Company unless agreed to otherwise by all parties in writing to be effective after Closing.

(iv)	true and correct copies of all of the business and records of the Company, including but not limited to correspondence files, bank statements, checkbooks, savings account books, minutes of member and manager’s meetings or consents, financial statements, members listings, membership interest transfer records, agreements, tax returns and contracts that exist.

(v)	true and correct copies of the original stock purchase agreements that the Seller acquired their Membership Interests from the Company, if any.

(vi)	such other documents and records of the Company as may be reasonably required by the Buyer.

(b) By the Buyer:

(ii)	(i) Stock certificate or certificates, representing 2,000,000 shares of the Buyers Series A Preferred stock in the name of Buyer, or left blank, and such corporate authorizations as may be required.

ARTICLE V

INDEMNIFICATION

5.01 Indemnification. From and after the Closing, the Parties, jointly and severally, agree to indemnify the other against all actual losses, damages and expenses caused by (a) any material breach of this Agreement by them or any material misrepresentation contained herein; or (b) any misstatement of a material fact or omission to state a material fact required to be stated herein or necessary to make the statements herein not misleading.

5.02 Indemnification Non-Exclusive. The foregoing indemnification provision is in addition to, and not derogation of any statutory, equitable or common law remedy any party may have for breach of representation, warranty, covenant, or agreement.

5.03 Survival. All representations and warranties of the Parties made hereunder shall be true as of the date of Closing and shall survive the Closing.

5.04 Limitation of Liability. Seller’s entire liability under this Agreement shall not exceed the Purchase Price actually received by Seller.

ARTICLE VI

MISCELLANEOUS

6.01 Captions and Headings. The Article, Section and Subsection headings throughout this Agreement are for convenience and reference only, and shall in no way be deemed to define, limit, or add to the meaning of any provision of this Agreement.

6.02 Amendments Oral Change. This Agreement and any provision hereof, may not be waived, changed, modified, or discharged, orally, but only by an agreement in writing signed by the Party against whom enforcement of any waiver, change, modification, or discharge is sought.

6.03 No Waiver. Except as otherwise expressly provided herein, no waiver of any covenant, condition, or provision of this Agreement shall be deemed to have been made unless expressly in writing and signed by the Party against whom such waiver is charged; and (a) the failure of any Party to insist in any one or more cases upon the performance of any of the provisions, covenants, or conditions of this Agreement or to exercise any option herein contained shall not be construed as a waiver or relinquishment for the future of any such provisions, covenants, or conditions, (b) the acceptance of performance of anything required by this Agreement to be performed with knowledge of the breach or failure of a covenant, condition, or provision hereof shall not be deemed a waiver of such breach or failure; and (c) no waiver by any Party of one breach by another Party shall be construed as a waiver with respect to any other or subsequent breach.

6.04 Entire Agreement. This Agreement, including the Exhibits and Schedules hereto, contain the entire Agreement and understanding between the Parties hereto, and supersede all prior agreements and understandings.

6.05 Partial Invalidity. In the event that any condition, covenant, or other provision of this Agreement is held to be invalid or void by any court of competent jurisdiction, it shall be deemed severable from the remainder of this Agreement and shall in no way affect any other condition, covenant or other provision of the Agreement. If such condition, covenant, or other provision is held to be invalid due to its scope or breadth, it is agreed that it shall be deemed to remain valid to the extent permitted by law.

6.06 Counterparts. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile, PDF, or other electronic signatures will be acceptable to all parties.

6.07 Notices. All notices, requests, demands, and other communications under this Agreement shall be in writing, shall be (a) sent by personal delivery or recognized overnight courier; (b) effective upon receipt; and (c) transmitted to the Parties at the following addresses:

If to the Buyer:	James F. O’Rourke, CEO
Powerdyne International, Inc.
45 Main Street
North Reading, MA 01864

If to the Seller:	Creative Motion Technology LLC
James F. O’Rourke
45 Main Street
North Reading, MA 01864

Any Party may change its address by notice given to the other Party or Parties pursuant to the terms of this Section 6.07.

6.08 Binding Effect. This Agreement shall inure to and be binding upon the Parties and their respective (as applicable) heirs, executors, personal representatives, successors, and assigns.

6.09 Mutual Cooperation. The Parties shall cooperate with each other to achieve the purpose of this Agreement and shall execute such other and further documents and take such other and further actions as may be necessary or convenient to affect the transaction described herein.

6.10 Governing Law. This Agreement and the rights of the Parties hereunder shall be governed by and construed in accordance with the Laws of the State of Delaware (regardless of its conflict of laws principles), including all matters of construction, validity, performance, and enforcement and without giving effect to the principles of conflict of laws.

6.11 Exclusive Jurisdiction and Venue. The Parties hereby expressly and irrevocably agree that any suit or proceeding arising directly and/or indirectly pursuant to or under this Agreement shall be brought solely in a federal or state court located in Delaware. By execution hereof, the Parties hereby consent and irrevocably submit to the in personam jurisdiction of the federal and state courts located in the Delaware and agree that any process in any such action may be served upon any of them personally, or by certified mail, return receipt requested, with the same full force and effect as if personally served upon them. The Parties expressly and irrevocably waive any claim that any such jurisdiction is not a convenient forum for any such suit or proceeding and any defense or lack of in personam jurisdiction with respect thereto.

6.12 Attorneys Fees. In the event any Party hereto shall commence legal proceedings against the other to interpret, enforce or otherwise arising from this Agreement, the prevailing Party in any such proceeding shall be entitled to recover from the non-prevailing Party its costs of suit, including reasonable attorneys’ fees and costs, at both the trial and appellate levels.

IN WITNESS WHEREOF, this Agreement has been duly executed by the Parties as of the date first written above.

THE BUYER: POWERDYNE INTERNATIONAL, INC.

By:	/s/ James O’Rourke
James. F. O’Rourke, CEO
Date:	March 6, 2022

SELLER: JAMES F. O’ROURKE

By:	/s/ James O’Rourke
James F. O’Rourke
Date:	March 6, 2022

ACCEPTED BY:
CREATIVE MOTION TECHNOLOGY, LLC

By:	/s/ James O’Rourke
James F. O’Rourke, Managing Member
Date:	March 6, 2022